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                                                                     EXHIBIT 4.2

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                      ASSOCIATES FIRST CAPITAL CORPORATION

                                      AND

                            THE CHASE MANHATTAN BANK,
                                                     Trustee


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                                   INDENTURE


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                         Dated as of September 1, 1998


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                             Senior Debt Securities

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            INDENTURE, dated  as of September 1, 1998, between ASSOCIATES FIRST
CAPITAL CORPORATION, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York Banking corporation, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

            The Company is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of indebtedness therefor; and for its corporate purposes, the Company has determined to make and issue its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

            All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            That, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Securities by the holders thereof and of the sum of One Dollar to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

                    PARAGRAPH A.  INCORPORATION BY REFERENCE

            Articles One through Fourteen, other than clauses (i) and (ii) of
Section 12.01(g)(4), of the Associates First Capital Corporation Standard Multiple-Series Indenture Provisions dated as of September 1, 1998 (herein called the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

                      PARAGRAPH B.  ADDITIONAL PROVISIONS

            The following provisions, which constitute part of this Indenture, are numbered to conform with the format of the Standard Provisions:

            Section 9.07.         Compensation and Reimbursement

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                 (h)              When Trustee incurs expenses or renders
                 services in connection with an Event of Default specified in
                 Section 8.01(4) or Section 8.01(5), such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy or insolvency law or any law affecting creditors rights generally.

                                  In the event that the Trustee is also acting
                 as Paying Agent or Registrar hereunder, the rights and protections afford to the Trustee hereunder shall also be afforded to such paying Agent or Registrar.

            Section 9.15.         Other Matters Concerning the Trustee.

            At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 450 West 33rd Street, 15th Floor, New York, NY 10001,
Attn: Corporate Trust Department. Anything in Section 6.02(1) to the contrary notwithstanding, the office or agency of the Company in the Borough of Manhattan, The City of New York, where Securities of any series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served, shall initially be the corporate trust facility of the Trustee in the Borough of Manhattan, The City of New York, which at the date of this Indenture is located at Chase Institutional Trust Window, 1 Chase Manhattan Plaza, 1B, New York, New York 10081.

            Section 12.01.        Supplemental Indentures

                 *        *       *

                 (h) Prior to entering into any supplemental indenture, the Trustee shall be entitled to receive (i) an opinion of the Company's corporate counsel addressed to the Trustee as to matters the Trustee may reasonably request and
                 (ii) an Officer's Certificate of the Company attesting to such matters as the Trustee may reasonably request.

            Section 14.10.        Applicable Law

            THIS INDENTURE AND EACH SECURITY FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.





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            IN WITNESS WHEREOF, ASSOCIATES FIRST CAPITAL CORPORATION, has
caused this Indenture to be signed in its corporate name by the Chairman of the Board, any Vice Chairman, its President or any Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or an Assistant Secretary; and THE CHASE MANHATTAN BANK in evidence of its acceptance of the trust hereby created, has caused this Indenture to be signed in its corporate name, and its corporate seal to be affixed hereunto, and the same to be attested, as of the day and year first above written.

                                               ASSOCIATES FIRST CAPITAL
                                                 CORPORATION
[SEAL]

                                               By:
                                                      -------------------------
                                                      Title:


Attest:
         ---------------------------------
         Title:

                                               THE CHASE MANHATTAN BANK,
                                                 as Trustee
[SEAL]

                                               By:
                                                      -------------------------
                                                      Title:


Attest:
         ---------------------------------
         Title:





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